UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2012

BITZIO, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51688 (Commission File Number)	16-1734022 (I.R.S. Employer Identification No.)

548 Market Street, Suite 18224 San Francisco, CA 94104 (Address of principal executive offices) (zip code)

(213) 400-0770 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective of February 2, 2012, William Schonbrun, who has been a member of our Board of Directors since August 22, 2011, was appointed our President and Chief Executive Officer.  Mr. Schonbrun will replace Gordon C. McDougall, who had served as our President and Chief Executive Officer since April 29, 2011, and who resigned on February 2, 2012 to allow for the appointment of Mr. Schonbrun.  Mr. McDougall will remain a member of our Board of Directors.

Mr. Schonbrun, age 40, will serve as our President and Chief Executive Officer until his successor is elected.  Prior to joining our Board of Directors, from 2007 through 2011, Mr. Schonbrun held a variety of positions at Blast Radius, a branding and media agency in Vancouver, British Columbia, including Executive Vice President, Senior Vice President, and Vice President of Operations.  Prior to Blast Radius, Mr. Schonbrun was Executive Vice President of Strategy and Operations at SPI International Transportation (2006), and Senior Vice President of Sales and Business Development, and Vice President of Sales at Antarctica Systems (2002 to 2006).  From 2000 through 2002, including during its initial public offering in 2000, Mr. Schonbrun was employed by Delano Technology Corporation, with  his last position being Vice President of Strategic Acquisitions.  Finally, Mr. Schonbrun was a Partner in the ISSGroup Division of BDO Seidman, LLP (during this time, ISS was acquired by BDO Seidman, LLP and then sold back to its prior owners) in New York, NY, from 1994 through 2000.

There are no family relationships between Mr. Schonbrun and any of our other officers or directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitzio, Inc.

Dated: February 6, 2012	/s/ William Schonbrun
By: William Schonbrun
Its: President and Chief Executive Officer

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